Vringo and Innovate/Protect TO HOLD TELEconference TO DISCUSs Merger

NEW YORK, March 14, 2012 – Vringo, Inc. (NYSE Amex: VRNG) and Innovate/Protect Inc. will hold a teleconference today to discuss details of their merger agreement, announced this morning. Executives from both companies will participate in the teleconference, which will include a presentation regarding the merger and a question and answer session.

WHEN:	TODAY, Wednesday, March 14, 2012

8:45 am EDT (please dial or log in ten minutes in advance to ensure access)

DETAILS:	Toll Free U.S. Call in:	866-770-7051

	International:	617-213-8064

	Passcode:	62161274

	Webcast:	Investors section of Vringo’s website at www.vringoinc.com or via the following link

http://www.media-server.com/m/acs/748729f15d3395743b29d00f5d843e1b

A recorded replay of the teleconference will be available from 10:45 am EDT until March 21, 2012. The replay may be accessed through the Investors section of Vringo’s website, www.vringoinc.com, or by dialing 888-286-8010 or 617-801-6888 and entering passcode 21675695.

Contact:	Investors:	Cliff Weinstein
Vringo, Inc
646-794-4226
cliff@vringo.com

	Media:	Micheline Tang/Mark Semer
Kekst and Company
212-521-4800

Caroline L. Platt
The Hodges Partnership
804-788-1414 (o)
804-317-9061 (m)
cplatt@hodgespart.com

Important Additional Information Will Be Filed with the SEC

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities of Vringo, Inc. ("Vringo") or Innovate/Protect, Inc. ("Innovate/Protect") or the solicitation of any vote or approval. In connection with the proposed transaction, Vringo will file with the U.S. Securities and Exchange Commission ("SEC") a Registration Statement on Form S-4 containing a proxy statement/prospectus. The proxy statement/prospectus will contain important information about Vringo, Innovate/Protect, the transaction and related matters. Vringo will mail or otherwise deliver the proxy statement/prospectus to its stockholders and the stockholders of Innovate/Protect when it becomes available. Investors and security holders of Vringo and Innovate/Protect are urged to read carefully the proxy statement/prospectus relating to the merger (including any amendments or supplements thereto) in its entirety when it is available, because it will contain important information about the proposed transaction.

Investors and security holders of Vringo will be able to obtain free copies of the proxy statement/prospectus for the proposed merger (when it is available) and other documents filed with the SEC by Vringo through the website maintained by the SEC at www.sec.gov. In addition, investors and security holders of Vringo and Innovate/Protect will be able to obtain free copies of the proxy statement/prospectus for the proposed merger (when it is available) by contacting Vringo, Inc., Attn.: Cliff Weinstein, VP Corporate Development, at 44 W. 28th Street, New York, New York 10001, or by e-mail at cliff@vringo.com. Investors and security holders of Innovate/Protect will also be able to obtain free copies of the proxy statement/prospectus for the merger by contacting Innovate/Protect, Attn.: Chief Operating Officer, 380 Madison Avenue, 22nd Floor, New York, NY 10017, or by e-mail at info@innovateprotect.com.

Vringo and Innovate/Protect, and their respective directors and certain of their executive officers, may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the agreement between Vringo and Innovate/Protect. Information regarding Vringo's directors and executive officers is contained in Vringo's Annual Report on Form 10-K for the fiscal year ended December 31, 2010, which was filed with the SEC on March 31, 2011, and in its proxy statement prepared in connection with its 2011 Annual Meeting of Stockholders, which was filed with the SEC on May 25, 2011. Information regarding Innovate/Protect's directors and officers and a more complete description of the interests of Vringo's directors and officers in the proposed transaction will be available in the proxy statement/prospectus that will be filed by Vringo with the SEC in connection with the proposed transaction.